Exhibit 99.1

For Immediate Release May 5, 2010	Contact:	Stacy Frole	(419) 627-2227

CEDAR FAIR REACHES AGREEMENT WITH INVESTOR ON NEW DIRECTORS

SANDUSKY, OHIO, May 5, 2010 – Cedar Fair Entertainment Company (NYSE: FUN), a leader in regional amusement parks, water parks and active entertainment, today announced that it has reached an agreement with its largest unitholder – Q Funding III, L.P. and Q4 Funding, L.P. (“Q”) – that will allow Q to participate actively in the Company’s selection of new directors.

Under the agreement, the Company will increase its Board from seven directors to nine immediately following the Company’s 2010 Annual Meeting of Unitholders, scheduled for June 7, 2010. The two new Directors will be selected from a list of candidates developed by the executive search firm of Spencer Stuart, which Q has retained, based on criteria developed by the Company and Q. The Company and Q will mutually agree upon two Class I Directors, with a term expiring at the Company’s 2013 Annual Meeting of Unitholders. If the Company and Q are unable to agree prior to the Company’s 2010 Annual Meeting of Unitholders, then the Company and Q will each select one Class I Director in their sole discretion. The Company has agreed to reduce the Board back to seven directors by the Company’s 2011 Annual Meeting.

In addition, under the agreement, Q has agreed to voluntarily dismiss the action it filed on April 29, 2010 in the Court of Chancery of the State of Delaware against the Company and its general partner. Q has also agreed to vote all of its units on the two matters to be considered at the Company’s 2010 Annual Meeting of Unitholders as recommended by the Board.

“Maintaining a strong, independent Board of Directors is critical to the Company’s long-term success,” said Dick Kinzel, Cedar Fair’s chairman, president and chief executive officer. “We appreciate Q’s ongoing interest in the Company, as well as its willingness to work with us in our mutual pursuit for long-term unitholder value creation.”

Cedar Fair Entertainment Company – One Cedar Point Drive, Sandusky, Ohio 44870-5259         419-627-2233

Cedar Fair Reaches Agreement with Investor on New Directors

May 5, 2010

“We believe Cedar Fair is a company with significant opportunities,” said Scott McCarty, Portfolio Manager at Q Investments. “We welcome the opportunity to help identify additional directors who can help management to progressively realize this potential in 2010 and beyond.”

About Cedar Fair

Cedar Fair is a publicly traded partnership headquartered in Sandusky, Ohio, and one of the largest regional amusement-resort operators in the world. The Company owns and operates 11 amusement parks, six outdoor water parks, one indoor water park and five hotels. Amusement parks in the Company’s northern region include two in Ohio: Cedar Point, consistently voted “Best Amusement Park in the World” in Amusement Today polls and Kings Island; as well as Canada’s Wonderland, near Toronto; Dorney Park, PA; Valleyfair, MN; and Michigan’s Adventure, MI. In the southern region are Kings Dominion, VA; Carowinds, NC; and Worlds of Fun, MO. Western parks in California include: Knott’s Berry Farm; California’s Great America; and Gilroy Gardens, which is managed under contract.

Forward-Looking Statements

Some of the statements contained in this news release constitute “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995, including statements as to the Company’s expectations, beliefs and strategies regarding the future. These statements may involve risk and uncertainties that could cause actual results to differ materially from those described in such statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Important factors, including general economic conditions, competition for consumer leisure time and spending, adverse weather conditions, unanticipated construction delays and other factors discussed from time to time by the Company in reports filed with the Securities and Exchange Commission (the “SEC”) could affect attendance at our parks and cause actual results to differ materially from the Company’s expectations. Additional information on risk factors that may affect the business and financial results of the Company can be found in the Company’s Annual Report on Form 10-K and in the filings of the Company made from time to time with the SEC. The Company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information

This press release may be deemed to be solicitation material in respect of the Company’s Annual Meeting of Unitholders scheduled for June 7, 2010. In connection with its 2010 Annual Meeting of Unitholders, on April 30, 2010 the Company filed a definitive proxy statement and a form of proxy with the SEC and the definitive proxy statement and a form of proxy were mailed to the Company’s unitholders of record as of April 23, 2010. In addition, the Company will file with, or furnish, to the SEC all additional relevant materials. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT

Cedar Fair Entertainment Company – One Cedar Point Drive, Sandusky, Ohio 44870-5259         419-627-2233

Cedar Fair Reaches Agreement with Investor on New Directors

May 5, 2010

DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING. Investors and security holders will be able to obtain a copy of the definitive proxy statement and other documents filed by the Company free of charge from the SEC’s website, www.sec.gov. The Company’s unitholders will also be able to obtain, without charge, a copy of the definitive proxy statement and other relevant documents by directing a request by mail or telephone to Investor Relations, Cedar Fair, L.P., One Cedar Point Dr., Sandusky, OH 44870, telephone: (419) 627-2233, or from the Company’s website, www.cedarfair.com or by contacting Morrow & Co., Inc., by toll-free telephone at (800) 662-5200 or (800) 607-0088.

The Company and its directors and executive officers and certain other members of its management and employees may be deemed to participate in the solicitation of proxies in respect of the matters to be considered at the 2010 Annual Meeting of Unitholders. Additional information regarding the interests of such potential participants is included in the definitive proxy statement.

This news release and prior news releases are available online at www.cedarfair.com.

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Cedar Fair Entertainment Company – One Cedar Point Drive, Sandusky, Ohio 44870-5259         419-627-2233